Exhibit 99.1
Media Contact
Danielle Hall | 205-970-5912
danielle.hall@encompasshealth.com

Investor Relations Contact
Mark Miller | 205-970-5860
mark.miller@encompasshealth.com

Encompass Health appoints Ted Christie to its board of directors

BIRMINGHAM, Ala., Nov. 27, 2023 - Encompass Health Corporation (NYSE: EHC) today announced the appointment of Edward M. Christie III to its board of directors. This appointment will expand the Encompass Health board to 12 director seats as part of its ongoing succession planning.
Christie joins the Encompass Health board with significant experience in finance, strategic and public company leadership, operations, and governmental regulation. Christie currently serves as President and Chief Executive Officer of Spirit Airlines, Inc., a leading ultra low-cost carrier in the United States. Prior to joining Spirit in 2012, he served as the senior vice president and chief financial officer for Pinnacle Airlines Corporation.
“We are pleased to welcome Ted and his strong financial expertise to the Encompass Health board, including more than two decades of leadership experience within the highly regulated and extremely competitive airline industry. He has led companies through complex and challenging financial milestones several times throughout his career, and I am confident his unique perspective will be valuable to our board,” said Donald Correll, Chairman of Encompass Health’s board of directors. “The appointment of Ted reflects our commitment to adding important expertise and new perspectives in order to facilitate board transition as part of our succession planning, while maintaining the Company’s position as the leading provider of inpatient rehabilitation services in a rapidly changing healthcare environment.”
“I am honored and delighted to be joining the Encompass Health board,” said Christie. “The Company is a recognized leader in the healthcare industry with a demonstrated commitment to delivering high-quality, cost-effective post-acute care. I look forward to helping further that commitment, contributing to the Company’s strategic direction, and building long-term value for its stockholders.”
About Encompass Health
Encompass Health (NYSE: EHC) is the largest owner and operator of rehabilitation hospitals in the United States. With a national footprint that includes 161 hospitals in 37 states and Puerto Rico, the Company provides high-quality, compassionate rehabilitative care for patients recovering from a major injury or illness, using advanced technology and innovative treatments to maximize recovery. Encompass Health is ranked as one of Fortune's World’s Most Admired Companies and Modern Healthcare’s Best Places to Work in Healthcare. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter, Instagram and Facebook.

Forward-Looking Statements
Statements contained in this press release which are not historical facts, such as board succession planning, the prospects of the Company and the long-term stockholder value, are forward-looking statements. In addition, Encompass Health may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Encompass Health’s actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company; changes in the regulation of the healthcare industry at either or both of the federal and state levels; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health’s information systems; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in Encompass Health’s SEC filings and other public announcements, including Encompass Health’s Form 10-K for the year ended December 31, 2022 and Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023.